                                                             EXHIBIT (h)(14)(b)

                  AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

   Pursuant to the Participation Agreement (the "Agreement"), dated as of the 2nd day of October, 2000, by and among The United States Life Insurance Company in the City of New York (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A to the Agreement, PIMCO Variable Insurance Trust, and Allianz Global Investors Distributors LLC (formerly PIMCO Advisors Distributors LLC, formerly PIMCO Funds Distributors LLC), the parties do hereby agree to an Amended Schedule A as attached hereto.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment
No. 2 to the Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto effective as of the 1st day of May, 2006.

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

                                        ATTEST:

By:                                     By:
       -------------------------------         -------------------------------
Name:                                   Name:
       -------------------------------         -------------------------------
Title:                                  Title:
       -------------------------------         -------------------------------

PIMCO VARIABLE INSURANCE TRUST

By:
       -------------------------------
Name:
       -------------------------------
Title:
       -------------------------------

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC (formerly PIMCO Advisors Distributors LLC, formerly PIMCO Funds Distributors LLC)

By:
       -------------------------------
Name:
       -------------------------------
Title:
       -------------------------------

                                  Schedule A
                              (as of May 1, 2006)

PIMCO Variable Insurance Trust Portfolios:

   CommodityRealReturn Strategy Portfolio - Administrative Class Shares

   Short-Term Portfolio - Administrative Class Shares

   Real Return Portfolio - Administrative Class Shares

   Total Return Portfolio - Administrative Class Shares

Segregated Asset Accounts:

The United States Life Insurance Company in the City of New York Separate Account USL VL-R (Est. August 8, 1997)

The United States Life Insurance Company in the City of New York Separate Account USL VA-R (Est. August 8, 1997)